Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 (File No. 333-       ) of our report dated May 17, 2021 relating to the consolidated balance sheets of Molecular Data Inc. as of December 31, 2020, and the related consolidated statements of comprehensive loss, shareholders’ equity (deficit) and cash flows for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

May 19, 2021